Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cognitronics Corporation Directors' Stock Option Plan of our report dated March 7, 2003, with respect to the consolidated financial statements of Cognitronics Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.




                                                        Ernst & Young LLP


Stamford, Connecticut
August 23, 2004